Exhibit 4.2


                  AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

         MEMORANDUM OF AGREEMENT made as of October 22, 2002.

AMONG:

                  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as trustee of STRATEGIC ENERGY FUND (formerly NCE Strategic Energy Fund), a trust created pursuant to a trust agreement governed by the laws of the Province of Ontario

                  - and -

                  STRATEGIC ENERGY MANAGEMENT CORP. (formerly NCE Strategic Energy Management Corp), a corporation incorporated under the laws of the Province of Ontario

                  - and -

                  SENTRY SELECT CAPITAL CORP., a corporation incorporated under the laws of the Province of Alberta

         WHEREAS the parties entered into an investment advisory agreement (the "Investment Advisory Agreement") made as of April 11, 2002;

         AND WHEREAS the parties have agreed to amend the Investment Advisory Agreement on the terms contained herein;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that for and in consideration of the mutual covenants and agreements contained in the Investment Advisory Agreement and in consideration of the further mutual covenants and agreements herein contained and the sum of Two ($2.00) Dollars (the receipt and sufficiency of which is hereby acknowledged), it is hereby agreed by and between the parties hereto as follows:

1. The Investment Advisory Agreement is hereby amended by deleting therefrom Section 3.5 thereof and substituting therefor the following:

                  3.5 Intentionally Deleted

2. The Investment Advisory Agreement, as changed, altered, amended or supplemented by this agreement, shall continue in full force and effect and is hereby confirmed by the parties hereto.

3. The Investment Advisory Agreement shall henceforth be read in conjunction with this agreement and the Investment Advisory Agreement and this agreement shall henceforth have effect so far as practicable as if all the provisions of the Investment Advisory Agreement and of this agreement were contained in one instrument.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                       COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee of STRATEGIC ENERGY FUND

                       Per:
                                   ---------------------------------------------

                       Per:
                                   ---------------------------------------------


                       STRATEGIC ENERGY MANAGEMENT CORP.

                       Per:
                                   ---------------------------------------------

                       Per:
                                   ---------------------------------------------


                       SENTRY SELECT CAPITAL CORP.

                       Per:
                                    --------------------------------------------

                       Per:
                                    --------------------------------------------

                         INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT made as of the 11th day of April, 2002.

AMONG:

                  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as trustee of NCE STRATEGIC ENERGY FUND (hereinafter called the "Fund"), a trust created pursuant to a trust agreement governed by the laws of the Province of Ontario

                  - and -

                  NCE STRATEGIC ENERGY MANAGEMENT CORP., a corporation incorporated under the laws of the Province of Alberta

                  (hereinafter called the "Manager")

                  - and -

                  SENTRY SELECT CAPITAL CORP., a corporation incorporated under the laws of the Province of Alberta

                  (hereinafter called the "Investment Advisor")

         WHEREAS pursuant to the Management Agreement the Fund has appointed the Manager to act as the manager of the Fund and the Manager has the power and authority to appoint an investment advisor to manage the Portfolio;

         AND WHEREAS the Investment Advisor provides investment advisory services and the Manager wishes to retain the Investment Advisor as an investment advisor in respect of the Fund;

         NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the mutual covenants and agreements hereinafter contained, it is agreed by and between the parties hereto as follows:

ARTICLE 1 -       DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

         (a) "Affiliate" has the meaning assigned in the Securities Act
         (Ontario);

         (b) "Agreement" means this Investment Advisory Agreement as the same may be amended from time to time, and "herein", "hereof", "hereby", "hereunder" and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article, section or subsection thereof;

         (c) "Associate" has the meaning assigned in the Securities Act
         (Ontario);

         (d) "Auditors" has the meaning assigned thereto in the Trust
         Agreement;

         (e) "Business Day" has the meaning assigned to the term "business day" in the Trust Agreement;

         (f) "Custodian" means Computershare Trust Company of Canada, or such other custodian appointed to hold the investments of the Fund;

         (g) "Extraordinary Resolution" has the meaning assigned thereto in the Trust Agreement;

         (h) "Fund Property" has the meaning assigned thereto in the Trust Agreement;

         (i) "Fund Securities" has the meaning assigned thereto in the Trust Agreement;

         (j) "including" and "includes" shall be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

         (k) "Indemnified Parties" has the meaning assigned thereto in Section 8.3;

         (l) "Independent Directors" means the two directors of the Manager elected by the Unitholders in accordance with the Unanimous Shareholder Agreement;

         (m) "Investment Advisor Fee" has the meaning assigned thereto in
         Section 7.1;

         (n) "Investment Objectives" has the meaning assigned thereto in the Trust Agreement;

         (o) "Investment Restrictions" has the meaning assigned thereto in the Trust Agreement;

         (p) "Investment Services" means the services described in Section
         3.1;

         (q) "Loan Facility" has the meaning assigned thereto in the Trust Agreement;

         (r) "Management Agreement" means the management agreement dated as of the date hereof between the Fund and the Manager;

         (s) "Management Fee" means the monthly fee payable pursuant to
         Section 6.1(a) of the Management Agreement;

         (t) "person" means an individual, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, government, government department or agency or other entity or organization whether incorporated or not;

         (u) "Portfolio" has the meaning assigned thereto in the Trust
         Agreement;

         (v) "Prospectus" means the most recent prospectus of the Fund qualifying Fund Securities for distribution;

         (w) "Responsible Persons" means the Investment Advisor, the Manager and their respective Affiliates, and any of their respective directors, officers and shareholders if such individual participates in the formulation of, or has access prior to implementation of, investment decisions made on behalf of or advice given to the Fund;

         (x) "Securities Authorities" means, collectively, the securities regulatory authorities in each of the provinces and territories of Canada in which Fund Securities are qualified for distribution pursuant to the Prospectus;

         (y) "Securities Legislation" means the securities legislation of each of the provinces and territories of Canada in which Fund Securities are qualified for distribution pursuant to the Prospectus, as now enacted or as the same may from time to time be amended, re-enacted or replaced, and all regulations and rules thereunder which are applicable to the Fund and the requirements and policies of any Securities Authority which are applicable to the Fund;

         (z) "Termination Date" has the meaning assigned thereto in the Trust Agreement;

         (aa) "Trust Agreement" means the amended and restated trust agreement dated as of April 11, 2002 between the Manager and Trustee, as the same may be amended or amended and restated from time to time;

         (bb) "Trustee" has the meaning assigned thereto in the Trust
         Agreement;

         (cc) "Unanimous Shareholder Agreement" means the agreement dated as of the date hereof among Petro Assets Inc., the Fund and the Manager;

         (dd) "Unitholder" has the meaning assigned thereto in the Trust Agreement;

         (ee) "Valuation Date" has the meaning assigned thereto in the Trust Agreement;

         (ff) "Valuation Time" has the meaning assigned thereto in the Trust Agreement;

1.2 Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3 The division of this Agreement into parts and sections and the insertion of headings are for convenience of reference only and still not affect the construction or interpretation of this Agreement.

1.4 This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

1.5 Each of the provisions in this Agreement is distinct and severable, and a declaration of the invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provisions of this Agreement.

1.6 Unless otherwise specified, all references herein to currency shall be references to currency of Canada.

ARTICLE 2 - APPOINTMENT OF THE INVESTMENT ADVISOR

2.1 Subject to the provisions of this Agreement, the Manager hereby appoints the Investment Advisor to provide the Investment Services. The Fund and the Manager grant to the Investment Advisor the full power and authority to bind the Fund with respect to the matters that are within the authority and responsibility of the Investment Advisor hereunder.

2.2 The Investment Advisor hereby accepts the appointment provided for in
Section 2.1 and agrees to provide the Investment Services upon the terms set forth in this Agreement.

ARTICLE 3 - DUTIES OF THE INVESTMENT ADVISOR

3.1 Subject to the authority and responsibility of the Manager with respect to the management and administration of the Fund, the Investment Advisor shall, during the term of this Agreement, serve as investment advisor to the Fund and provide investment advice, research and portfolio management services to the Fund in a manner consistent with the Investment Objectives and subject to the Investment Restrictions. The rights and duties of the Investment Advisor shall include the following:

         (a) identifying, evaluating and screening investment opportunities;

         (b) structuring and negotiating the business terms on which investments and borrowings of the Fund (other than the Loan Facility) are made;

         (c) subject to the Investment Objectives and Investment Restrictions, determining the investment strategy and criteria of the Fund, implementing such strategy and criteria and monitoring the Portfolio for compliance with the Investment Objectives and Investment Restrictions and such strategy and criteria;

         (d) making and implementing all investment decisions with respect to the Fund Property including the purchase and sale of securities comprising the Portfolio and determining the timing, terms and method of disposing of such securities;

         (e) arranging for the execution of portfolio transactions with or through any brokers, dealers or other duly qualified entities;

         (f) monitoring the performance of the Fund and providing to the Manager, on a quarterly basis, within 10 Business Days of the month end, a detailed report on the Fund's performance including a portfolio position summary, a portfolio evaluation, transaction summaries and a discussion of significant events;

         (g) providing all information and data with respect to investments by the Fund as may reasonably be required by the Manager to prepare communications to holders of Fund Securities, reports and other written materials;

         (h) providing all information required by the Manager to calculate the Total Asset Value, the Net Asset Value and the Net Asset Value per Unit as of the Valuation Time on each Valuation Date in accordance with the Trust Agreement;

         (i) advising the Custodian by written, verbal or electronic communication of all transactions in connection with the management of the Portfolio as may be necessary or appropriate with respect to the disposition and application of monies or securities of the Fund from time to time held by the Custodian.

3.2 To facilitate the performance of its duties under Section 3.1 but without imposing on the Investment Advisor any responsibility for the day-to-day management or administration of the Fund, the Investment Advisor may:

         (a) recommend modifications to the Fund's Investment Objectives and Investment Restrictions;

         (b) to the extent it considers appropriate in the circumstances, act as attorney-in-fact, nominee or agent in purchases or sales of the Fund assets, in the execution of documents and in the enforcement of rights attaching to the Fund assets; provided, however, that the Investment Advisor shall not be obliged to engage legal counsel or other agents or professional advisors in protecting or enforcing rights attaching to the Fund assets unless and until it shall have been indemnified to its reasonable satisfaction by the Fund with respect to all costs and liabilities relating thereto, and it shall have no liability to the Fund for failing to do so in the absence of such indemnity;

         (c) obtain for the Fund such services as may be required in acquiring and disposing of investments, including the selection of the market, dealer or broker, the negotiation of commissions (where applicable) and the placing of orders for the purchase and/or sale of such investments;

         (d) assist in, but not take primary responsibility for, developing strategic plans for, providing business advice to, assessing and recruiting key personnel for entities in which the Fund invests, where appropriate; and

         (e) where in the opinion of the Investment Advisor it is necessary, appropriate and reasonably feasible having regard to the Investment Advisor's other business commitments, investigate, select and conduct, on behalf of the Fund, relations with borrowers, lenders, finders, accountants, oil and gas reservoir engineers, environmental consultants and other experts, lawyers, underwriters, escrow agents, depositories, banks, investors and other investment participants.

3.3 In connection with its obligations under Section 3.1, the Investment Advisor will have the responsibility and authority, for and in the name of and on behalf of the Fund, to open, maintain, conduct and close such accounts, including margin accounts, with any broker, dealer, or investment concern as may be necessary or appropriate for the performance of the Investment Services.

3.4 The Investment Advisor may execute any agreements and documents on behalf of the Fund as the Investment Advisor shall have authorized within the scope of its authority and responsibility hereunder, subject to the prior approval of the Manager.

3.5 The Fund shall be given access to the Advisory Board of the Investment Advisor, which shall provide the Fund with general portfolio and market strategy advice, at no cost to the Manager or the Fund.

3.6 The Investment Advisor, with the approval of the Manager and at the expense of the Manager, may engage other professionals with particular expertise for assistance and advice with respect to its review of particular investment opportunities on behalf of the Fund.

3.7 The expenses incurred by the Investment Advisor related to the provision of investment advisory services, including the services of the directors, officers and employees of the Investment Advisor, shall be provided by the Investment Advisor at its sole cost and expense.

3.8 The Investment Advisor shall from time to time provide the Trustee and the Manager, upon request, a report in writing of the securities held in the Portfolio and all other transactions effected by the Investment Advisor on behalf of the Fund since the last such report.

3.9 The Investment Advisor agrees to comply with all applicable provisions of the Trust Agreement (including the Investment Objectives and Investment Restrictions), Securities Legislation and all other applicable laws and requirements insofar as they relate to the Investment Advisor, the Fund or the Investment Advisor's obligations hereunder.

3.10 The Fund agrees that no amendment to the Trust Agreement or Prospectus shall be made without the prior written consent of the Investment Advisor where such amendment would change the definition of, or the method or timing of the calculation of, the Net Asset Value of the Fund or would otherwise negatively affect the Investment Advisor Fee.

3.11 The Manager agrees to provide written notice to the Investment Advisor of any change to the Investment Objectives or Investment Restrictions.

3.12 The Investment Advisor agrees to, and to require as appropriate by contract or otherwise, any agents engaged by it as permitted by this Agreement to, act in accordance with, and not take any action which differs from, the Investment Objectives and Investment Restrictions set forth in the Trust Agreement and the statements with respect thereto which are contained in the Prospectus.

3.13 The Investment Advisor agrees to comply with any reasonable and lawful directions given by the Manager, provided however that prior to giving any direction, the Manager shall consult with the Investment Advisor with respect to any such proposed direction, and further provided that no such direction shall operate to expand the scope of the Investment Advisor's responsibilities under Section 3.1 or 3.2.

3.14 The Investment Advisor will cooperate with all other persons providing services to the Fund.

3.15 Nothing in this Agreement shall be construed as authorizing the Investment Advisor to take custody of any of the assets of Fund which at all times shall be held by the Custodian.

ARTICLE 4 - OTHER ACTIVITIES OF THE INVESTMENT ADVISOR

4.1 The Investment Advisor shall have the right, without first obtaining the consent of the Fund or the Manager, to have other business interests or engage in other activities similar to those relating to the activities to be performed hereunder, including the rendering of portfolio management services to other persons. It is acknowledged and agreed by the Fund and the Manager that the directors, officers, shareholders, employees and agents of the Investment Advisor, or any Associate or Affiliate of such persons or of the Investment Advisor, may have other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed by the Investment Advisor for the Fund, including the rendering of services and advice to other persons, the ownership, development and management of other investments and participation in the distribution of securities of other issuers.

4.2 Investment decisions regarding the Portfolio will be made independently of those made for other clients of the Investment Advisor and independently of decisions regarding the Investment Advisor's own investments. However, the Investment Advisor may from time to time deal with securities of the same class and nature as may constitute the whole or part of the Fund Property on its own behalf or on behalf of other accounts it manages, or engage in activities similar to those to be performed by it for the Fund for its other clients. Where the Fund and one or more other clients of the Investment Advisor, or any of its Affiliates, are co-investing, the investment will be allocated on an equitable basis, based upon the size of each of the investment portfolios, the suitability of the investment for each portfolio, the investment objectives of each client and the cash available from each client. The Investment Advisor will allocate opportunities to make and dispose of investments among clients, including the Fund, as it deems appropriate using its best good faith judgment and discretion.

4.3 Except to the extent prohibited by applicable law, the Investment Advisor is hereby expressly permitted (notwithstanding any liability which might otherwise be imposed by law or in equity upon the Investment Advisor) to derive direct or indirect benefit, profit or advantage from time to time as a result of the activities and interests permitted under Sections 4.1 and 4.2, and the Investment Advisor shall not be liable at law or in equity to pay or account to the Fund or to any Unitholder for any such direct or indirect benefit, profit or advantage nor shall any such contract or transaction be void or voidable at the instance at the Fund or any Unitholder.

4.4 Notwithstanding anything to the contrary contained herein, if a material conflict should arise between interest of the Fund on the one hand, and the Investment Advisor or other persons on behalf of whom the Investment Advisor is managing investments, on the other hand, the nature and extent of such conflict shall be disclosed to the board of directors of the Manager and the Independent Directors shall be requested to resolve the conflict.

4.5 The Investment Advisor shall not knowingly cause the Fund to:

         (a) invest in any issuer in which a Responsible Person is an officer or director or which is managed by the Investment Advisor or the Manager, or any Affiliate thereof, or in which any Responsible Person has a material interest (which for these purposes is beneficial ownership of more than 10% of the voting securities of the issuer), unless:

              (i) the specific fact is disclosed to the Trustee and the board of directors of the Manager and before the purchase the written consent to the investment is obtained from the Independent Directors (excluding the Responsible Person who is an officer or director of such issuer); or

              (ii) the Fund is making such investment at substantially the same time, at a price per security not more than that paid by, and upon substantially the same terms as, at least on other investor dealing at arm's length to all Responsible Persons and investing, in the aggregate, at least 50% of the amount being invested by the Fund; or

         (b) purchase or sell the security of any issuer from or to the account of a Responsible Person.

4.6 The Investment Advisor and its Affiliates, directors, officers, shareholders, employees and agents may own Fund Securities and shall be free to dispose of or deal with such Fund Securities in any manner which they consider appropriate.

ARTICLE 5 - STANDARD OF CARE AND CONFIDENTIALITY

5.1 The Investment Advisor shall act in a manner which is fair and reasonable to the Fund and shall exercise its powers and discharge its duties hereunder honestly and in good faith and in the best interests of the Unitholders and, in connection therewith, shall exercise the degree of care, diligence and skill that a reasonably prudent person performing the functions of a professional portfolio manager would exercise in comparable circumstances.

5.2 The Investment Advisor shall cause the operations of the Fund to be conducted so as to minimize any risk of personal liability to the Unitholders or to the Trustee in tort, contract or otherwise.

5.3 The Investment Advisor shall not be liable to the Trustee, the Fund, any Unitholder or any other person for any loss or damage relating to any matter regarding the Fund, including any loss or diminution in the value of the Fund Property, unless a court of competent jurisdiction in a decision which is not appealable has determined that such loss or damage results from wilful misconduct, bad faith, negligence, a material breach of the obligations of the Investment Advisor hereunder or the failure of the Investment Advisor to meet the standard of care set forth in Section 5.1. The Investment Advisor may employ or engage, and rely and act on information or advice received from, dealers, distributors, brokers, depositories, custodians, electronic data processors, advisors, lawyers, accountants and others and, provided the Investment Advisor acted in good faith and exercised reasonable care in selecting such persons or such persons were selected by the Trustee, shall not be responsible or liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, and the Investment Advisor acted in good faith in relying thereon.

5.4 The Investment Advisor hereby covenants and agrees that it will make all arrangements with securities dealers for the purchase and sale of securities on a competitive and arm's length basis and consistent with the practices of purchasers and sellers of securities. The Investment Adviser may allocate brokerage business to various dealers.

5.5 The Manager and the Fund agree to keep the advice and information provided by the Investment Advisor hereunder confidential, except to the extent such information is otherwise available to the public, disclosure is required by law or disclosure is reasonably required in order for the Fund or the Manager to fulfil its duties under any agreement relating to the Fund. The Trustee agrees not to use the advice or services provided by the Investment Advisor pursuant to this Agreement for any purpose except the business and affairs of the Fund. The Investment Advisor agrees to keep the information received by it with respect to the affairs of the Fund confidential, except to the extent that such information is otherwise available to the public, disclosure is required by law or disclosure is reasonably required in order for the Investment Advisor to fulfil its duties under any agreement relating to the Fund.

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF THE PARTIES

6.1 The Investment Advisor represents and warrants to, and agrees with, the Fund and the Manager that:

         (a) it is a corporation duly incorporated and validly existing under the laws of the Province of Alberta and has all governmental and regulatory licenses, registrations and approvals required by law as may be necessary to perform its obligations under this Agreement, including registration as an adviser in the category of investment counsel/portfolio manager in accordance with the Securities Act (Ontario);

         (b) there are no pending, threatened or contemplated proceedings, investigations or enquiries before or by any court, governmental body or exchange which might impair the Investment Advisor's ability to discharge its obligations hereunder or that relate to any regulatory registrations or licenses and the Adviser shall immediately notify the Manager of any such proceedings, investigations or enquiries; and

         (c) the directors, officers, employees and agents that the Investment Advisor utilizes or engages in the performance of its duties and obligations under this Agreement will have the qualifications, experience and capabilities necessary to perform such duties and obligations.

ARTICLE 7 - INVESTMENT ADVISOR FEES

7.1 As compensation for the services to be provided for and on behalf of the Fund by the Investment Advisor pursuant to the terms of this Agreement, the Manager hereby covenants and agrees to pay to the Investment Advisor commencing in respect of the month in which the Manager receives the first payment of the Management Fee, a monthly fee (the "Investment Advisor Fee") equal to 20% of the Management Fee which is paid to the Manager plus any goods and services taxes exigible thereon under the Excise Tax Act (Canada), if any. The Investment Advisor Fee shall be paid within five Business Days of the date on which any payment of the Management Fee is paid to the Manager. The Manager shall furnish to the Investment Advisor, at the same time as they are furnished to the Fund, copies of all statements showing the calculation of the Management Fee under Section 6.1 of the Management Agreement which are furnished to the Fund thereunder.

ARTICLE 8 - LIABILITY AND INDEMNIFICATION

8.1 The Investment Advisor hereby agrees that no Unitholder shall be subject to any personal liability whatsoever, in tort, contract or otherwise, to the Investment Advisor in connection with the obligations of the Fund to the Investment Advisor under this Agreement and the Investment Advisor further agrees that it shall look only to the Fund Property for satisfaction of any claims arising out of or in connection with this Agreement and the Fund Property only shall be subject to levy or execution.

8.2  The parties hereto acknowledge that:

         (a) the Trustee is entering into this Agreement solely in its capacity as trustee on behalf of the Fund;

         (b) the obligations of the Trustee hereunder shall not be personally binding upon the Trustee nor any Unitholder;

         (c) any recourse against the Trustee in any manner in respect of any obligation arising hereunder or arising in connection herewith or for matters to which this Agreement relates, shall be limited to, and satisfied only out of, the Fund Property;

         (d) the Investment Advisor shall ensure, to the extent practicable, that every agreement, undertaking and obligation entered into by the Investment Advisor on behalf of the Fund shall contain a provision to the effect set out in Section 4.3 of the Trust Agreement.

8.3 (a) The Investment Advisor and its directors, officers, employees, consultants and agents (collectively, the "Indemnified Parties") shall be indemnified and reimbursed by the Fund out of the Fund Property from and against all liabilities and expenses (including judgements, fines, penalties, interest, amounts paid in settlement with the consent of the Trustee and counsel fees and disbursements on a solicitor and client basis) reasonably incurred in connection with such Indemnified Party being or having been the Investment Advisor, or a director, officer, employee, consultant or agent thereof, including in connection with any action, suit or proceeding to which any Indemnified Party may hereafter be made a party by reason of being or having been the Investment Advisor or a director, officer, employee, consultant or agent thereof, except for liabilities and expenses which a court of competent jurisdiction in a decision which is not appealable has determined resulted from the Indemnified Party's wilful misconduct, bad faith, negligence, disregard of the duties or standard of care, diligence and skill prescribed by Section 5.1, material breach or default of the Investment Advisor's obligations under this Agreement or breach of the statutory duties to deal fairly, honestly and in good faith that are from time to time applicable to registered investment advisors in the Province of Ontario. An Indemnified Party shall not be entitled to satisfy any right of indemnity or reimbursement granted herein, or otherwise existing under law, except out of the Fund Property, and no Unitholder or other person shall be personally liable to any person with respect to any claim for such indemnity or reimbursement as aforesaid.

         (b) For purposes of the preceding paragraph, (i) "action, suit or proceeding" shall include every action, suit or proceeding, civil, criminal, administrative, investigative or other, (ii) the right of indemnification conferred thereby shall extend to any threatened action, suit or proceeding and the failure to institute it shall be deemed its final determination, and (iii) advances may be made by the Fund against costs, expenses and fees incurred in respect of the matter or matters as to which indemnification is claimed, provided that any advance shall be made only if the Fund receives an opinion of counsel to the effect that, on the basis of the facts known to such counsel that the Indemnified Party is entitled to indemnification under this Section 8.3. The foregoing right of indemnification shall not be exclusive of any other rights to which the Investment Advisor or director, officer, employee, consultant or agent thereof may be entitled as a matter of law or which may be lawfully granted to such Person and the provisions of this Section
         8.3 are severable, and if any provisions hereof shall for any reason be determined invalid or ineffective, the remaining provisions of this Agreement relating to indemnification and reimbursement shall not be affected thereby.

         (c) It is the intention of the Fund to constitute the Investment Advisor as trustee for the Investment Advisor's directors, officers, employees, consultants and agents of the covenants of the Fund under this Section 8.3 with respect to the Investment Advisor's directors, officers, employees, consultants and agents, and the Investment Advisor agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

8.4 The Investment Advisor shall not be liable for any taxes, assessments or other governmental charges levied with respect to the Fund or the Fund Securities or upon the Fund Property or any part thereof or upon the income thereof or any interest of the Trustee or of any holder of Fund Securities therein or thereunder. If the Investment Advisor at any time shall make any disbursements for any such tax, assessment or other governmental charge in respect of the Fund, the Investment Advisor shall be entitled to be reimbursed therefor out of the Fund Property.

8.5 The Investment Advisor, in incurring any debts, liabilities or obligations, or in taking or admitting any other actions for or in connection with the affairs of the Fund is, and shall be conclusively deemed to be, acting for and on behalf of the Fund, and not in its own personal capacity.

8.6 (a) The Investment Advisor agrees to indemnify and save harmless the Manager and the Trustee (and each of their respective directors, officers, employees, consultants and agents) and the Fund from and against all liabilities and expenses (including judgments, fines, penalties, interest, amounts paid in settlement with the consent of the Investment Advisor and counsel fees and disbursements on a solicitor and client basis) reasonably incurred in connection with any action, suit or proceeding to which it may hereafter be made a party by reason (as determined by a court of competent jurisdiction in a decision which is not appealable) of the Investment Advisor's wilful misconduct, bad faith, negligence or disregard of the duties or standard of care, diligence and skill prescribed by Section 5.1 or a material breach or default of its obligations under this Agreement, or breach of the statutory duties to deal fairly, honestly and in good faith that are from time to time applicable to registered investment advisors in the Province of Ontario. For purposes of this paragraph, (i) "action, suit or proceeding" shall include every action, suit or proceeding, civil, criminal, administrative, investigative or other, and (ii) the right of indemnification conferred hereby shall extend to any threatened action, suit or proceeding and the failure to institute it shall be deemed its final determination.

         (b) It is the intention of the Investment Advisor to constitute the Trustee as trustee for the Trustee's directors, officers, employees, consultants and agents of the covenants of the Investment Advisor under this Section 8.6 with respect to the Trustee's directors, officers, employees, consultants and agents, and the Trustee agrees to accept such trust and to hold and enforce such covenants on behalf of such persons.

8.7 The indemnities provided in this Article 8 shall survive the completion of services rendered under, or any termination or purported termination of, this Agreement.

ARTICLE 9 - RELATIONSHIP OF THE PARTIES

9.1 The Investment Advisor shall for all purposes be an independent contractor and not an agent or employee of the Fund or of the manager. The Investment Advisor shall have no authority to act or represent, bind or obligate the Fund or the Manager except as is specifically provided or necessarily implied in this Agreement.

ARTICLE 10 - TERM AND TERMINATION

10.1 Unless earlier terminated, the Investment Advisor's engagement hereunder shall continue in effect until the Termination Date; provided that upon the termination of the engagement of the Manager pursuant to the Management Agreement, the engagement of the Investment Advisor hereunder shall also terminate, without any costs to the Fund or the Manager.

10.2 The Manager will be entitled to terminate its engagement of the Investment Advisor pursuant to this Agreement upon not less than 90 days' written notice to the Investment Advisor.

10.3 The Investment Advisor will be entitled to terminate its engagement pursuant to this Agreement upon not less than 90 days' written notice to Manager and the Fund.

10.4 The engagement of the Investment Advisor pursuant to this Agreement may be terminated by the Trustee in the event that the Investment Advisor is in breach or default of the material provisions hereof, and if capable of being cured, the same has not being cured within 20 Business Days following the giving by the Fund or the Manager of notice of such breach to the Investment Advisor, and such termination has been authorized by Extraordinary Resolution.

10.5 The engagement of the Investment Advisor pursuant to this Agreement shall terminate automatically in the event that the Investment Advisor becomes bankrupt or insolvent, a resolution has been passed for the winding-up, dissolution or other liquidation of the Investment Advisor or the Investment Advisor has been ordered dissolved or has made a general assignment for the benefit of creditors.

10.6 The engagement of the Investment Advisor pursuant to this Agreement shall be terminated by the Manager in the event that the Investment Advisor fails to maintain its registration as an Advisor in the category of investment counsel/portfolio manager in accordance with the Securities Act (Ontario) in good standing.

10.7 Any termination of the engagement of the Investment Advisor pursuant to this Agreement will be without prejudice to the rights and liabilities created hereunder prior to such termination.

10.8 In the event of the termination of the engagement of the Investment Advisor pursuant to this Agreement (by resignation or termination), all of the Investment Advisor's rights, duties and obligations shall terminate, and the Investment Advisor shall be entitled only to such Investment Advisor Fee which has accrued up to the effective date of such termination, which amount shall be paid by the Manager to the Investment Advisor within 10 Business Days of the date of termination, and no party shall be liable to the others for any costs, claims, damages or expenses whatsoever, including, without limitation, loss of profits, which relate to or arise from such termination.

10.9 The Investment Advisor shall, forthwith upon the termination of its engagement pursuant to this Agreement:

         (a) pay over to the Fund any monies held by it for the account of the Fund after deducting any accrued compensation to which it is then properly entitled;

         (b) deliver to the Fund a full accounting, including a statement of all assets of the Fund held by it covering the period following the date of the last accounting furnished to the Fund; and

         (c) deliver to and, where applicable, transfer, to the Fund (or as the Fund may direct in writing) all property and documents of the Fund held in the name or custody of the Investment Advisor (provided that the Investment Advisor will continue to be entitled to have reasonable access to such documents if required for the purposes of participating in any legal proceedings or dealing with any governmental or regulatory authority).

ARTICLE 11 - RIGHTS OF INSPECTION AND INFORMATION

11.1 The Investment Advisor will prepare and keep adequate books and records relating to all of its activities in connection with the Investment Services to be performed by it for the Fund pursuant to this Agreement. Such books and records will be kept available for inspection and audit during normal business hours at the offices of the Investment Advisor by the Fund or the Manager, the Auditors or the auditors of the Manager.

11.2 The Fund will prepare and keep adequate books and records relating to the Fund which would be required under generally accepted accounting standards for a detailed audit of the fees payable to the Investment Advisor hereunder. Such books and records will be kept available for inspection and audit by the Investment Advisor or the auditors of the Investment Advisor for the purpose of verifying the calculation of the Investment Advisor Fees during normal business hours at the offices of the Fund.

11.3 The Manager shall, at all times, keep the Investment Advisor fully informed with regard to the investment policies, restrictions and practices of the Fund, the capitalization policy of the Fund and the current intentions as to the future of the Fund. The Manager will make available to the Investment Advisor all information, reports and financial statements with regard to the affairs of the Fund as the Investment Advisor may from time to time reasonably request for the purposes of its functions hereunder.

ARTICLE 12 - AMENDMENT OF THIS AGREEMENT

12.1 Any amendment or modification to this Agreement shall require the written approval of each party hereto in order to be effective.

ARTICLE 13 - GENERAL CONTRACT PROVISIONS

13.1 The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other parties may reasonably require to carry out effectively or better evidence or perfect the full intent and meaning of this Agreement.

13.2 All notices, requests, demands or other communications by the terms hereof required or permitted to be given by one party to another shall be given in writing by personal delivery or by facsimile transmission addressed to such other party or delivered to such other party as follows:

(a)      to the Fund at:            Computershare Trust Company of Canada
                                    Corporate Trust Services
                                    100 University Avenue
                                    12th Floor
                                    Toronto, Ontario  M5J 2Y1

                                    Attention:  Manager, Client Services
                                    Facsimile:  (416) 981-9777

(b)      to the Manager at:         130 King Street West, Suite 2850
                                    Toronto, Ontario M5X 1A4

                                    Attention: President

                                    Facsimile: (416) 364-5615

(c)      to the Investment          130 King Street West, Suite 2850
         Advisor at:                Toronto, Ontario M5X 1A4

                                    Attention: President

                                    Facsimile: (416) 364-5615

or at such other address as may be given by any of them to the others in writing from time to time. Such notices, requests, demands or other communications shall be deemed to have been received when delivered, or. if sent by facsimile transmission, on the date of transmission, unless sent on a non-Business Day or after 5:00 p.m. on a Business Day, in which case they shall be deemed to have been received on the next Business Day following the day of such transmission.

13.3 This Agreement may not be assigned in whole or in part by the Fund or the Manager. This Agreement may not be assigned in whole or in part by the Investment Advisor without the express prior written consent of the Manager and the Fund. Notwithstanding the foregoing, the Investment Advisor is permitted to assign all or any part of its interest in the Investment Advisor Fee.

13.4 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

13.5     Time shall be the essence of this Agreement.

13.6 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties other than as expressed and set forth in this Agreement.

         IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

                          COMPUTERSHARE TRUST COMPANY OF CANADA, as trustee of NCE STRATEGIC ENERGY FUND

                                      /s/ Michael Bartlett
                          Per:
                                      ------------------------------------------
                                      /s/ Daniel Marz
                          Per:
                                      ------------------------------------------


                          NCE STRATEGIC ENERGY MANAGEMENT CORP.


                          Per:   /s/ John Vooglaid
                                 ------------------------------------------

                          Per:   /s/ John F. Driscoll
                                 ------------------------------------------


                          SENTRY SELECT CAPITAL CORP.


                          Per:   /s/ John Vooglaid
                                 -----------------------------------------

                          Per:   /s/ John F. Driscoll
                                 -----------------------------------------